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                                                                   Exhibit 11.2

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
                                                                          HELPMATE ROBOTICS INC.

                                                              CALCULATION OF NET LOSS PER COMMON SHARE
                                                       --------------------------------------------------------




                                                        Nine Months    Nine Months   Three Months  Three Months
                                                           Ended          Ended         Ended         Ended
SUPPLEMENTAL EARNINGS PER SHARE                          09/30/96       09/30/95       09/30/96      09/30/95
                                                       ------------   ------------   ------------  ------------
Historical

Net Loss Applicable  to Shareholders                   $(2,808,238)   $(1,928,781)   $(1,167,810)  $(571,309)
                                                       -----------    -----------    -----------   ----------
                                                       -----------    -----------    -----------   ----------
Weighted Average Common Shares Outstanding               5,827,168      1,583,853      6,335,205    1,586,729

Incremental Shares Issuable Pursuant to SAB Topic 4D        38,553         38,553         38,553       38,553

Shares Applicable to Convertible
     Preferred Stock                                       178,268      1,476,461              -    1,505,770
                                                       -----------    -----------    -----------   ----------

Total Shares                                             6,043,989      3,098,867      6,373,758    3,131,052
                                                       -----------    -----------    -----------   ----------
                                                       -----------    -----------    -----------   ----------

Historical Net Loss Per Common Share                         $(.46)         $(.62)         $(.18)       $(.18)
                                                       -----------    -----------    -----------   ----------
                                                       -----------    -----------    -----------   ----------
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